EXHIBIT 21
Subsidiaries of the Registrant

		Percent
	Business and	Owned by	State of
Subsidiary	Location	Registrant	Incorporation
Grady McCauley Inc.	Digital image and screen printed graphics	100%	Ohio
	North Canton, OH

Greenlee Incorporated	General Partner	100%	Delaware
	Wilmington, DE

Greenlee Lighting Inc.	Limited Partner	100%	Delaware
	Wilmington, DE

Greenlee Lighting L.P.	Landscape lighting	100%	Delaware
	Dallas, TX		(Partnership)

LSI Adapt Inc.	Project management and installation services	100%	Ohio
	North Canton, OH

LSI Kentucky LLC	Menu board systems; metal fabrication	100%	Ohio
	Independence, KY

LSI Lightron Inc.	Fluorescent lighting	100%	Ohio
	New Windsor, NY

LSI Marcole Inc.	Electrical wire harnesses	100%	Tennessee
	Manchester, TN

LSI MidWest Lighting Inc.	Fluorescent lighting	100%	Kansas
	Kansas City, KA

LSI Retail Graphics LLC	Interior graphics and signs	100%	Ohio
	Woonsocket, RI

LSI Integrated Graphics LLC	Screen and digital printed materials, and illuminated and non-illuminated architectural graphics	100%	Ohio
	Houston, TX

LSI Saco Technologies Inc.	LED lighting and LED video screen manufacturing, research and development	100%	Ontario, Canada
	Montreal, Quebec

S-45